UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2006

WMS INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8300	36-2814522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Northpoint Blvd., Waukegan, Illinois	60085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 785-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On August 9, 2006, WMS Industries issued a press release relating to its results for the quarter ended June 30, 2006. A copy of the press release is furnished with this Current Report as Exhibit 99.1. Shortly after the issuance of the August 9, 2006 press release, WMS Industries Inc. held a conference call with investors, analysts and others further discussing fourth fiscal quarter financial results and financial guidance, including a question and answer period. A transcript of that conference call is being filed with the SEC pursuant to this Current Report on Form 8-K and is attached to this report as Exhibit 99.2.

This information furnished under “Item 2.02. Results of Operations and Financial Condition”, including the exhibits related thereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any disclosure document of the Company, except as shall be expressly set forth by specific reference in such document.

Item 8.01 Other Events

In its August 9, 2006 press release covering results for the quarter ended June 30, 2006, WMS Industries announced that its Board of Directors had authorized the extension and expansion of its authorization for the repurchase of up to $20 million of the Company’s common stock which would have expired in November 2006. The Board increased the aggregate amount of repurchases authorized to up to $35 million and extended the expiration date to August 8, 2007. Pursuant to the authorization, purchases may be made from time to time in the open market through block purchases or in privately negotiated transactions. A copy of the press release is furnished with this Current Report as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibits	Description

99.1	Press Release of WMS Industries Inc. dated August 9, 2006

99.2	Transcript of WMS Industries Inc. Conference Call held on dated August 9, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMS INDUSTRIES INC.

Date: August 14, 2006
/s/ Kathleen J. McJohn
Kathleen J. McJohn
Vice President, General Counsel and Secretary

Exhibit Index

Exhibits	Description
99.1	Press Release of WMS Industries Inc. dated August 9, 2006
99.2	Transcript of WMS Industries Inc. Conference Call held on August 9, 2006